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                                                                   Exhibit 99.1

VALENTIS, INC.                             SMALLCAPS ONLINE GROUP LLC            BURNS MCCLELLAN, INC.
Bennet Weintraub (CFO, VP Finance)         Darcey Rakestraw (media)              Stephanie Diaz (investors)
(650) 697-1900 x.214                       (212) 554-4158                        (415) 352-6262
bweintraub@valentis.com                    drakestraw@smallcapsonline.com        sdiaz@sf.burnsmc.com

FOR IMMEDIATE RELEASE

               VALENTIS ANNOUNCES $19.2 MILLION PRIVATE PLACEMENT

BURLINGAME, CA, APRIL 14, 2000 - Valentis, Inc. (NASDAQ: VLTS) today announced that it has completed a private placement of 1,915,000 shares of newly issued common stock for a total purchase price of $19.2 million. The shares were purchased by domestic and international investors including the State of Wisconsin Investment Board, BayStar Capital, and Merlin BioMed Asset Management in the U.S., Framlington Asset Management, Park Place Capital and the Finsbury Trust in the U.K., Compania Financiera Internacional and BSI-AG in Switzerland and Banca Intermobiliare di Investimenti in Italy.

"Today, Valentis has five product candidates in clinical trials and three additional product candidates scheduled to enter clinical testing," said Benjamin F. McGraw III, President and Chief Executive Officer of Valentis. "This financing enables us to continue to advance these, and pursue additional clinical programs. We believe that the institutions in this private placement are outstanding international investors in the biotechnology sector. Our ability to continue to attract these high quality investors is a favorable confirmation of Valentis' progress in converting the discoveries of genomics research into biologics-based therapeutics."

The securities sold in this private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The Company has agreed to file a resale registration statement on Form S-3 within 45 days after the closing of the transaction for purposes of registering the shares of common stock acquired by these investors.

Valentis, Inc. (resulting from the combination of Megabios Corp., GeneMedicine, Inc. and PolyMASC Pharmaceuticals plc in 1999) is a leader in the field of biologics delivery. The Company develops proprietary technologies and applies its preclinical and early clinical development expertise to create novel therapeutics. The Company's core technologies include multiple gene delivery and gene expression systems and PEGylation technologies designed to improve the safety, efficacy and dosing characteristics of genes, proteins, peptides, peptidomimetics, antibodies and replicating and non-replicating viruses.

These technologies are covered by a broad patent portfolio that includes issued U.S. and European claims. Valentis' commercial strategy is to enter into corporate collaborations for full-scale clinical development and marketing and sales of products. Together, Valentis and its wholly-owned subsidiary, PolyMASC Pharmaceuticals, currently have corporate collaborations with Roche Diagnostics, Eli Lilly, Glaxo Wellcome, Boehringer Ingelheim, Heska Corporation, Transkaryotic Therapies, Onyx Pharmaceuticals and Bayer International, and a manufacturing partnership (the pAlliance) with DSM Biologics and Qiagen N.V. Additional information about Valentis can be found at www.valentis.com.


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Statements in this press release that are not strictly historical are
"forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believes," "expects," "intends," "anticipates," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the need for additional capital, the early stage of product development, uncertainties related to clinical trials, and uncertainties related to patent position. There can be no assurance that Valentis will be able to develop commercially viable gene-based therapeutics or PEGylated products, that any of its programs will be partnered with a pharmaceutical partner, that necessary regulatory approvals will be obtained, or that any clinical trial will be successful. The actual results may differ from those projected in the forward-looking statement due to risks and uncertainties that exist in the Company's operations and business environment. These are described more fully in the Valentis Annual Report on Form 10-K for the period ended June 30, 1999 and Quarterly Report on Form 10-Q for the period ended December 31, 1999, each as filed with the Securities and Exchange Commission.

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